UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011
Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (276) 627-2010
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Stanley Furniture Company, Inc. (the “Company”) was held on April 27, 2011. The proposals listed below were submitted to a vote of stockholders and are described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 18, 2011.
1. Stockholders elected two directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2014. The election was approved by the following votes:

Director	For	Withheld
Robert G. Culp, III	11,997,764	73,065
T. Scott McIlhenny, Jr.	12,064,417	6,412
2. The stockholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement. The proposal was approved by the following votes:

For	Against	Abstain
11,879,526	183,557	7,746
3. The option to hold advisory votes on the compensation of the Company’s named executive officers every one year received the highest number of votes, as set forth below:

1 Year	2 Years	3 Years	Abstain
11,778,606	9,410	278,784	4,029
Consistent with a majority of the advisory votes cast and the recommendation of the Company’s Board of Directors, the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually, until the next vote on the frequency of such advisory votes.
There were no broker non-votes with respect to any of the proposals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.
Date: May 3, 2011	By:	/s/ Micah S. Goldstein
Micah S. Goldstein
Chief Operating and Financial Officer